Exhibit 10.14

TERMINATION OF MORTGAGE PARTICIPATION AGREEMENT
(NRFC Cedar Creek Holdings, LLC)

This Termination of Participation Agreement (this “Termination”), dated September 13, 2013 (the “Effective Date”), is by and between NRFC CEDAR CREEK HOLDINGS, LLC, a Delaware limited liability company (“Participation A-1 Holder”) and NS HEALTHCARE LOAN HOLDINGS, LLC, a Delaware limited liability company (“Participation A-2 Holder”). Participation A-1 Holder and Participation A-1 Holder are hereinafter referred to a “Party” and collectively referred to as the “Parties.”

WHEREAS, Participation A-1 Holder and Participation A-2 Holder are the sole holders of the Participation A-1 Interest and the Participation A-2 Interest, respectively (pursuant to and as such terms are defined in that certain Mortgage Participation Agreement, dated as of April 5, 2013, by and between NRFC CEDAR CREEK HOLDINGS, LLC, a Delaware limited liability company, as Noteholder, Participation A-1 Holder and Participation A-2 Holder (the “Participation Agreement”), as amended by that certain First Amendment made as of June 28, 2013, Second Amendment made as of August 2, 2013, and Third Amendment made as of August 16, 2013); and

WHEREAS, on the date hereof, Participation A-2 Holder has purchased from the Participation A-1 Holder the remaining $6,000,000 of the Participation A-1 Interest (the “Final Participation Purchase”);

WHEREAS, as a result of the Final Participation Purchase, the Parties desire to terminate the Participation Agreement and be released from future obligations under the Participation Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual terms and conditions contained herein, the Parties agree as follows:

1.                  All initially capitalized, undefined terms shall have the meanings ascribed to such terms in the Participation Agreement.

2.                  The Parties hereto hereby terminate the Participation Agreement, effective as of the Effective Date; it thus being understood that, from and after the Effective Date, (i) the Participation Agreement shall be terminated in its entirety and be of no further force or effect and (ii) the Parties hereto shall have no further rights or obligations under the Participation Agreement.

3.                  The Parties agree to make any and all necessary notifications and registrations and to sign any and all documents that may be required in order to effectuate the release and agree to perform all acts that may be deemed necessary or useful in connection with the aforesaid.

4.                  THIS TERMINATION SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

5.                  The provisions of this Termination shall be binding upon and inure to the benefit of the parties and their respective successors and/or assigns.

6.                  This Termination may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any counterpart delivered by facsimile, .pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.

7.                  This Termination may only be modified by an agreement in writing executed by the Parties hereto. This Termination constitutes the entire agreement, and supersedes all prior agreements, if any, of the Parties hereto with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the undersigned have executed this instrument as of the Effective Date.

PARTICIPATION A-1 HOLDER

NRFC CEDAR CREEK HOLDINGS, LLC
a Delaware limited liability company

By:	NorthStar Realty Healthcare, LLC,
a Delaware limited liability company

By:	NRFC Healthcare Holding, LLC,
a Delaware limited liability company

By:	NRFC Sub-REIT Corp.,
a Maryland Corporation

By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert Title: Chief Investment & Operating Officer

PARTICIPATION A-2 HOLDER

NS HEALTHCARE LOAN HOLDINGS, LLC
a Delaware limited liability company

By:	NorthStar Healthcare Income Operating Partnership, LP,
a Delaware limited partnership

By:	Northstar Healthcare Income, Inc.,
a Maryland Corporation

By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert Title: Chief Executive Officer